UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2016 (June 2, 2016)

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders

(a)  SL Green Realty Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 2, 2016.

(b)  The Annual Meeting was held for the purpose of: (i) electing three Class I directors to serve on the Company’s Board of Directors until its 2019 annual meeting of stockholders and until their successors are duly elected and qualify; (ii) approving, on an advisory basis, the Company’s executive compensation; (iii) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (iv) approving the Company’s Fourth Amended and Restated 2005 Stock  Option and Incentive Plan.  Further information regarding the foregoing proposals is contained in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 22, 2016.  The total number of shares of common stock entitled to vote at the Annual Meeting was 100,079,573, of which 93,165,709 shares, or approximately 93%, were present in person or by proxy.  The results of the meeting were as follows:

Proposal 1

Edwin T. Burton, III, Craig M. Hatkoff and Andrew W. Mathias were elected, with approximately 94%, 99% and 84%, respectively, of the votes cast voting in favor, as the Class I directors of the Company for a three-year term and until their successors are duly elected and qualify.

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Edwin T. Burton, III	85,783,527	5,487,440	28,250	1,866,492
Craig M. Hatkoff	90,199,552	1,093,628	6,037	1,866,492
Andrew W. Mathias	76,315,057	14,978,420	5,740	1,866,492

Proposal 2

The Company’s executive compensation was approved on an advisory basis, with approximately 55% of the votes cast voting in favor.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
49,992,450	41,266,580	40,187	1,866,492

Proposal 3

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified, with approximately 99% of the votes cast voting in favor.

Votes For	Votes Against	Votes Abstaining
92,528,009	625,479	12,221

Proposal 4

The Company’s Fourth Amended and Restated 2005 Stock Option and Incentive Plan was approved, with approximately 82% of the votes cast voting in favor.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
74,620,109	16,665,567	13,541	1,866,492

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Andrew S. Levine
Andrew S. Levine
Chief Legal Officer and General Counsel

Date:  June 3, 2016